Exhibit 99.2

Contact:	FOR IMMEDIATE RELEASE

J. Cameron Drecoll

630-637-0315

Cam.Drecoll@broadwindenergy.com

Broadwind Energy’s Brad Foote Gear Works Announces

Long-Term Supply Agreement to Support

GE Transportation’s Growing Wind Business

Recent Investment by Brad Foote

Will Help GE Transportation Meet Wind Industry Demands

Naperville, Ill. (April 18, 2008) – Broadwind Energy, Inc. (OTC: BWEN) announced today that its wholly owned subsidiary, Brad Foote Gear Works Inc., has signed a three-year, evergreen supply agreement with GE Transportation to provide gear sets for use in wind turbine gearboxes, which GE Transportation builds in Erie, Pa. for the North American market.

The gearing components will be produced in Brad Foote’s new 270,000 square foot “lean factory” located in Cicero Ill. This recent expansion increases the Brad Foote’s manufacturing space to nearly 600,000 square feet.

“Brad Foote is proud to have been a partner in GE Transportation’s development of this advanced design, highly reliable gear system,” said J. Cameron Drecoll, CEO of Broadwind. “GE Transportation has

taught our people lean technologies as well as the value of Six Sigma. This has resulted in the transformation of a typical gear job shop into the third largest production center for wind gearing in the world.”

“Brad Foote has been with us from the start of our wind turbine drive program,” said Todd Wyman, vice president, supply chain and GE Officer. “It has been enjoyable to watch them grow into a world class supplier to GE Transportation.”

GE Transportation has been building megawatt class wind turbine gear drives since 2004.

In 2002, GE Transportation created its Drivetrain Technologies group to design, develop and produce megawatt class wind turbine gearboxes. It has since grown into a leading supplier to the North American market, experience it is now leveraging as it expands into new markets with new customers. The long-term agreement with Brad Foote Gear Works is a key component of GE Transportation’s capacity build out.

No further details of the contract were disclosed.

About GE Transportation

Established more than 100 years ago, GE Transportation, a unit of General Electric Company (NYSE: GE), is a global technology leader and supplier to the railroad, marine, drilling, mining and wind industries.  GE provides freight and passenger locomotives, railroad signaling and communications systems, information technology solutions, marine engines, motorized drive systems for mining trucks and drills, megawatt class wind turbine gear drive systems, high quality replacement parts and value added services. With sales in excess of $4.5 Billion, GE – Transportation is headquartered in Erie PA, and employs approximately 10,000 employees worldwide. For more information visit www.getransportation.com.

About Broadwind Energy, Inc.

Broadwind Energy, Inc. (OTC: BWEN), Naperville, Ill., owns, supports and strategically positions companies that manufacture, install and maintain components for energy and infrastructure-related industries with a primary emphasis on the wind energy sector. The company’s operational platforms include wind tower manufacturing, other heavy steel manufacturing, service and construction and precision gear manufacturing.  Its platform companies currently include Brad Foote Gear Works, Inc., a precision gearing systems manufacturer in Cicero, Ill.; Energy Maintenance Service LLC, a wind energy operation and maintenance service provider in Gary, S.D.; R.B.A. Inc., a heavy weld and machining fabricator in Manitowoc, Wis.; and Tower Tech Systems, Inc., a wind tower manufacturer in Manitowoc, Wis. Broadwind and its platform companies employ approximately 800 people across the United States. For more information, visit www.broadwindenergy.com.

Forward-Looking Statements

Certain statements found in this press release may constitute forward-looking statements as defined by Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements are based on current expectations and include any statement that does not directly relate to a current or historical fact. Such statements are generally identifiable by the terminology used, such as “anticipate,” “believe,” “intend,” “expect,” “plan,” or other similar words. Our forward-looking statements in this release generally relate to our expectations with respect to our performance under the GE contract. Although it is not possible to foresee all of the factors that may cause actual results to differ from our forward-looking statements, such factors include, among others, the following: (i) incorrect assumptions by management with respect to our ability to perform under the GE contract; (ii) our ability to successfully remediate internal control deficiencies; (iii) fluctuations in general economic conditions; and (iv) those risks described from time to time in our reports to the Securities and Exchange Commission (including our Annual Report on Form 10-KSB). Investors should not consider any list of such factors to be an exhaustive statement of all of the risks, uncertainties or potentially inaccurate assumptions that could cause our current expectations or beliefs to change. Shareholders and other readers should not place undue reliance on “forward-looking statements,” as such statements speak only as of the date of this release. We undertake no obligation to update publicly or revise any forward-looking statements.